EXHIBIT 10.2

KNIGHT TRADING GROUP, INC.

2003 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

Name of Grantee:	«First_Name» «Last_Name»

Restricted Stock:	«Award» shares of Class A Common Stock, $0.01 par value, of Knight Trading Group, Inc. (“Shares”)

Price on Date of Grant:	«Average»

Grant Date:	«Grant_Date»

Dates Upon Which Restrictions Lapse:	«Vest_2003» Shares, on

«Vest_2004» Shares, on

«Vest_2005» Shares, on

*    *    *    *    *    *    *    *

This Restricted Stock Agreement (this “Agreement”) is executed and delivered as of the Grant Date by and between Knight Trading Group, Inc. (the “Company”) and the Grantee. The Grantee and the Company hereby agree as follows:

1.	The Company, pursuant to the 2003 Equity Incentive Plan (the “Plan”), which is incorporated herein by reference, and subject to the terms and conditions thereof, hereby grants to the Grantee the above mentioned Shares of Restricted Stock in exchange for a payment of $0.01 (the “Per Share Price”) which represents payment of the par value of the Shares of Restricted Stock.

2.	From the Grant Date until the date on which the restrictions applicable to the Shares shall lapse (each such period, a “Restricted Period”) as indicated above, the Grantee may not sell, assign, transfer, donate, pledge or otherwise dispose of Shares subject to a Restricted Period. Each certificate representing Restricted Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

The Grantee shall be entitled to have such legend removed from such certificate when all restrictions with respect to the Shares of Restricted Stock covered thereby have lapsed. All restrictions imposed on Restricted Stock shall lapse upon the expiration of the Restricted Period applicable to such Shares (as indicated above).

3.	If the Grantee’s employment with, or provision of services to, the Company shall terminate for any reason other than such Grantee’s death, disability or Retirement while Shares are subject to a Restricted Period, all Shares held by the Grantee still subject to a Restricted Period shall be forfeited upon such termination and the Per Share Price paid with respect to such Shares shall be refunded to the Grantee. In the event of the Grantee’s death, disability or Retirement, the restrictions and forfeiture conditions applicable to the Restricted Stock shall lapse, and the Restricted Stock shall be deemed fully vested in accordance with the terms of the Plan.

4.	In the event of a Change-In-Control, the restrictions and forfeiture conditions applicable to the Restricted Stock shall lapse, and the Restricted Stock shall be deemed fully vested in accordance with the terms of the Plan.

5.	During the Restricted Period, the Grantee shall have the right to vote Shares of Restricted Stock and to receive any dividends or distributions paid on such Shares, which dividends or distributions shall be subject to such restrictions as are deemed appropriate by the Committee.

6.	The Shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares or other change in capitalization with a similar substantive effect upon the Plan or the Restricted Stock. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made, if any. Any adjustment so made shall be final and binding.

7.	The Company shall withhold all applicable taxes required by law from all amounts paid in respect of the Shares upon the vesting of, or lapse of restrictions on, any or all of the Shares. The Grantee may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares to be deducted shall be determined by the Committee with reference to the Fair Market Value of the stock when the withholding is required to be made.

8.	Except with the consent of the Committee, no Shares shall be assignable or transferable except by will or by the laws of descent and distribution while such shares remain subject to a Restricted Period.

9.	Nothing herein shall obligate the Company or any Subsidiary or Affiliate of the Company to continue the Grantee’s employment for any particular period or on any particular basis of compensation.

10.	The obligation of the Company to deliver cash or Shares under this Agreement is specifically subject to all provisions of the Plan and all applicable laws, rules, regulations and governmental and stockholder approvals.

11.	Any notice by the Grantee to the Company hereunder shall be in writing and shall be deemed duly given only upon receipt thereof by the Company at its principal offices. Any notice by the Company to the Grantee shall be in writing and shall be deemed duly given if mailed to the Grantee at the address last specified to the Company by the Grantee.

12.	The grant of Shares herein is not enforceable until this Agreement has been signed by the Grantee and the Company. By executing this Agreement, the Grantee shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board or its delegates.

13.	No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

14.	The validity and construction of this Agreement shall be governed by the laws of the State of Delaware.

15.	As used in this Agreement only, the following terms shall have the meanings set forth below. Any capitalized term, to the extent not defined herein, shall have the same meaning as set forth in the Plan.

a.	“Cause” means: (i) a felony conviction of the Grantee; (ii) the commission by the Grantee of an act of fraud or embezzlement against the Company; (iii) the Grantee’s willful misconduct or gross negligence detrimental to the Company; (iv) the Grantee’s wrongful dissemination or use of confidential or proprietary information; or (v) the intentional and habitual neglect by the Grantee of his duties to the Company.

b.	“Retirement” is defined as termination of employment with the Company (i) without cause; (ii) after no less than five full years of service as an employee of the Company; (iii) having achieved a total of “55” by adding together the employee’s age at departure and number of full years of service as an employee; and (iv) subject to a two year non-compete agreement in a form acceptable to the Company.

16.	This Agreement, together with the Plan, sets forth all of the promises, agreements, conditions, understandings, warranties and representations between the parties hereto regarding the Shares, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, between them regarding the Shares other than as set forth herein or therein. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern.

By signing this Agreement, the Grantee accepts and agrees to all of the foregoing terms and provisions and to all of the terms and provisions of the Plan incorporated herein by reference and confirms that he has received a copy of the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized representative and the Grantee has hereunto set his hand as of the Grant Date.

KNIGHT TRADING GROUP, INC.

By:
Thomas M. Joyce
Chairman of the Board and Chief Executive Officer

«First_Name» «Last_Name»

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